Exhibit 5.1
Jones Lang LaSalle Incorporated
200 East Randolph Drive
Chicago, Illinois 60601

February 28, 2020
Jones Lang LaSalle Incorporated
200 East Randolph Drive
Chicago, Illinois 60601
Ladies and Gentlemen:
I have examined the Registration Statement on Form S-8 to be filed by Jones Lang LaSalle Incorporated, a Maryland corporation (the “Company”), with the Securities and Exchange Commission on or about February 28, 2020 (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended, of 400,000 shares of the Company’s Common Stock $0.01 par value (the “Shares”) reserved for issuance pursuant to the Jones Lang LaSalle Incorporated 2019 Stock Award and Incentive Plan (the “Plan”). As your legal counsel, I have examined the proceedings taken and am familiar with the proceedings proposed to be taken by the Company in connection with the sale and issuance of the Shares pursuant to the Plan. It is my opinion that the Shares, when issued and sold in the manner referred to in the Plan, will be legally and validly issued, fully paid and nonassessable.
I render no opinion herein as to matters involving the laws of any jurisdiction other than the Maryland General Corporation Law (the “MGCL”). I am not admitted to practice in the State of Maryland; however, I am generally familiar with the MGCL as currently in effect and have made such inquiries as we consider necessary to render the opinions above. This opinion is limited to the effect of the current state of the law of the MGCL and the facts as they currently exist. I assume no obligation to revise or supplement this opinion in the event of future changes in such law or the interpretations thereof or such facts.
I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
This opinion is furnished by me as Global Chief Legal Officer and Corporate Secretary of the Company in connection with the filing of the Registration Statement and is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without the prior express written permission of the Company other than in connection with the offer and sale of Shares while the Registration Statement is in effect.
Very truly yours,
/s/ Alan K. Tse
Alan K. Tse
Global Chief Legal Officer and Corporate Secretary
Jones Lang LaSalle Incorporated